Exhibit 2.1(b)
                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

          This First Amendment to Asset Purchase Agreement (this "First Amendment") is entered into as of the 1st day of August, 1994,

                                   WITNESSETH:

          A. Insilco Corporation, a Delaware corporation ("Seller"), and Grow Group, Inc., a New York corporation ("Grow") entered into an Asset Purchase Agreement, dated as of May 7, 1994 (the "Asset Purchase Agreement"), for the sale of substantially all of the assets of Seller's operating division known as the Sinclair Paint Company (the "Division").

          B. The Transferred Assets include the leases described on Exhibit A (the "Leases"), in each of which Seller is the lessee and a third party is the lessor. Pursuant to certain Assignment and Assumption and Lessor's Consents, Seller has assigned the Leases to Purchaser.

          C.   Purchaser and Seller wish to amend the Asset Purchase Agreement.

          D. Initial capitalized terms used but not defined herein are used as defined in the Asset Purchase Agreement.

          NOW, THEREFORE, in consideration of the recitals and of the respective agreements herein contained as well as other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

          1. Seller hereby agrees to indemnify and defend Purchaser against, and to hold Purchaser harmless from, as an Offsite Environmental Loss pursuant to Section 9.02(C)(i) of the Asset Purchase Agreement, any and all Losses incurred by the Purchaser that (A) arise under or are based on an Environmental Law and (B) result from the operation, use or closure prior to the Closing Date by the Division (or the Seller on behalf of the Division) or the Predecessor of underground storage tanks identified in the site assessment of the Division's retail stores (Volume 1), dated July 1994, Summary of Recommendations, on the premises covered by the Leases ("Premises") (but not including any Loss arising under or based on requirements of Environmental Laws promulgated, enacted or amended after the Closing Date to the extent such requirements impose greater obligations (financial or otherwise) than those in effect as of the Closing
Date); provided, further, that if Purchaser purchases any such Premises or if an investigation of the Premises is made in connection with an offer by Purchaser or contract to purchase such Premises, or in reasonable contemplation thereof, any Loss for which Seller is obligated to indemnify Purchaser pursuant to this Paragraph 1 of this First Amendment will be treated as an Environmental Loss pursuant to Section 9.02(B) of the Asset Purchase Agreement. Any claim by Purchaser for reimbursement or indemnification under this First Amendment shall be made pursuant to the provisions of Section 9.04 of the Asset Purchase Agreement.

          2. Purchaser shall pay and shall be solely liable for any costs of any voluntary environmental assessment or investigation undertaken by Purchaser, after the Closing Date, with respect to the environmental condition of the
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Premises, but not for any other Losses, which Losses are covered by Paragraph 1 of this First Amendment.

          3.   The parties agree to amend the second to the last sentence of
Section 14.02(B) of the Asset Purchase Agreement to read as follows: "As used herein, "Fair Market Value" means the value of a Store as determined in its more recent appraisal by the Appraiser, which appraisal shall be based on the assumption that the Store is currently fully leased at market rent."

          4. Except to the extent as amended herein, the Asset Purchase Agreement remains in full force and effect.

          5. This First Amendment will be governed by the laws of the State of California.

          6. This First Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7. All notices and other communications hereunder will be in writing and will be deemed given when delivered personally or when received if sent by registered or certified mail, return receipt requested, or telecopy to the parties at the following addresses (or at such other address as a party may specify by like notice):

          (A)  If to Purchaser, to:

               Grow Group, Inc.
               200 Park Avenue
               New York, New York  10166
               Attention:  Lloyd Frank, Secretary
               Telecopy:   (212) 986-8268

               with a copy (which will not constitute effective notice pursuant to this Section 5) to:


















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






               Brobeck, Phleger & Harrison
               550 South Hope Street
               Los Angeles, California  90071-2604
               Attention:  Kenneth R. Bender, Esq.
               Telecopy:   (213) 745-3345

               and (which will not constitute effective notice pursuant to this Section 5) to:


               Parker, Chapin, Flattau & Klimpl
               1211 Avenue of the Americas
               New York, New York  10036
               Attention:  Richard A. Rubin
               Telecopy:   (212) 704-6288

          (B)  If to the Seller, to:

               Insilco Corporation
               425 Metro Place North
               Fifth Floor
               Dublin, Ohio  43017
               Attention:  General Counsel
               Telecopy:   (614) 791-3195

               with a copy (which will not constitute effective notice pursuant to this Section 5) to:

               Baker & Botts, L.L.P.
               2001 Ross Avenue
               Dallas, Texas  75201-2916
               Attention:  Karen Wolf
               Telecopy:   (214) 953-6503

          8. If any term or other provision of this First Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this First Amendment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this First Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.








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          9.   The Seller and the Purchaser agree to deliver or cause to be delivered to each other such additional instruments, to take such additional action or to make any such filings on the Closing Date and at such other times thereafter as any of them may reasonably request for the purpose of carrying out this First Amendment.

               IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Asset Purchase Agreement as of the date first above written.

                              GROW GROUP, INC.



                              By: /s/ R. Banks

                              Name: _____________________________

                              Title: ____________________________


                              INSILCO CORPORATION



                              By: /s/ Robert L. Smialek

                              Name: _____________________________

                              Title: ____________________________
























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                                    EXHIBIT A

                                     Leases


STORE #/LOCATION

A.   Store # 2 (Hollywood)
     5600 Santa Monica Blvd.
     Hollywood, CA

B.   Store # 4 (Pico-Rimpau)
     4635 West Pico Blvd.
     Los Angeles, CA

C.   Store # 13 (Fresno)
     1461 Blackstone Avenue
     Fresno, CA

D.   Store # 14 (Westwood)
     10561 W. Pico Blvd.
     Westwood, CA

E.   Store # 17 (Santa Ana)
     301 East 17th Street
     Santa Ana, CA

F.   Store # 20 (Canoga Park)
     22104 Sherman Way
     Canoga Park, CA

G.   Store # 32 (Escondido)
     735 N. Escondido Blvd.
     Escondido, CA

H.   Store # 36 (Bakersfield)
     1201 23rd Street
     Bakersfield, CA















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